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                                                                   Exhibit 10.10

                     APRISMA MANAGEMENT TECHNOLOGIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE OF PLAN
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     The Aprisma Management Technologies, Inc. Employee Stock Purchase Plan (the
"Plan") is intended to provide a method by which eligible employees of Aprisma Management Technologies, Inc. ("Aprisma") and such of its Subsidiaries as the Board of Directors of Aprisma (the "Board") may from time to time designate (Aprisma and such Subsidiaries being hereinafter referred to as the "Company") may use voluntary, systematic payroll deductions to purchase shares of common stock, $.01 par value of Aprisma (such common stock being hereafter referred to as "Stock") and thereby acquire an interest in the future of Aprisma. For purposes of the Plan, a "Subsidiary" is any corporation that would be treated as a subsidiary of Aprisma under Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to qualify under Section
423 of the Code and shall be construed accordingly.

SECTION 2. OPTIONS TO PURCHASE STOCK
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     Under the Plan, there is available an aggregate of not more than 750,000 shares of Stock (subject to adjustment as provided in Section 16) for sale pursuant to the exercise of options ("Options") granted under the Plan to employees of the Company ("Employees") who meet the eligibility requirements set forth in Section 3 hereof ("Eligible Employees"). The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board may determine.

SECTION 3. ELIGIBLE EMPLOYEES
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     Subject to the exceptions and limitations set forth below, all Employees are eligible to participate in the Plan.

     (a) Any Employee who immediately after the grant of an Option would own
(or pursuant to Section 423(b)(3) of the Code would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporations, as defined in Section 424 of the Code, will not be eligible to receive an Option to purchase Stock pursuant to the Plan.

     (b) No Employee will be granted an Option under the Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans of the employer corporation and parent and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Option is granted) for each calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Section 423 of the Code.

SECTION 4. METHOD OF PARTICIPATION
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     The Plan shall operate on the basis of consecutive quarterly option periods
("Option Periods") commencing on the twentieth (20th) day of each of February, May, August and
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November of each year and ending on the nineteenth (19th) day of the next following May, August, November or February, as the case may be, (unless abbreviated pursuant to Section 16); provided, that the first Option Period under the Plan shall commence not earlier than the date on which Enterasys Networks, Inc. ("Enterasys") distributes to its shareholders the Stock of Aprisma held by Enterasys.

     Except as provided in Section 11, each person who will be an Eligible Employee on the first day of an Option Period may elect to participate in the Plan for that Option Period by executing and delivering, by such deadline prior thereto as the Board may specify, such enrollment forms, including a payroll deduction authorization in accordance with Section 5, as the Board may determine. An Eligible Employee who elects to participate in the Plan for an Option Period in accordance with the foregoing will thereby become a participant ("Participant") on the first day of the Option Period and will remain a Participant until his or her participation is terminated as provided in the Plan.

     Notwithstanding the foregoing, the following special rules shall apply for the first Option Period unless a Form S-8 registration statement is in effect prior to the beginning of such period: (a) each person who is an Eligible Employee for such Option Period shall automatically be deemed a Participant, and
(b) no payroll deduction authorizations shall be solicited or accepted prior to the first Option Period. Instead, a Participant who wishes to exercise his or her Option for such Option Period may pay the exercise price by check acceptable to the Board; provided, that after the filing of an effective Form S-8 registration statement during the first Option Period, each Participant, by entering into a payroll deduction authorization (as described at Section 5 below, but without regard to the maximum percentage limitation set forth therein) with respect to the remainder of the Option Period, may instead elect to pay the exercise price with the payroll deductions accumulated by such means.

SECTION 5. PAYROLL DEDUCTION
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     Each payroll deduction authorization will request withholding at a rate (in whole percentages) of not less than 1% nor more than 20% of Compensation per payroll period, to be accomplished by means of payroll deductions from payroll periods ending in the Option Period. For purposes of the Plan, "Compensation" shall mean base pay plus cash bonuses, commissions and other cash remuneration.
A Participant may change the withholding rate of his or her payroll deduction authorization by written notice delivered to the Company on or before the deadline specified by the Board for the Option Period as to which the change is to be effective. All amounts withheld in accordance with a Participant's payroll deduction authorization will be credited to a withholding account maintained in the Participant's name on the books of the Company. Amounts credited to the withholding account shall not be required to be set aside in trust or otherwise segregated from the Company's general assets, and shall not bear interest.

SECTION 6. GRANT OF OPTIONS
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     Each person who is a Participant on the first day of an Option Period will be granted, as of such day and for such Period, an Option entitling the Participant to acquire shares of Stock equal in number to the lesser of:
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          (a) the number determined by dividing $6,250 by the fair market value of one share of Stock on the first day of the Option Period; and

          (b) the number determined by dividing (i) the balance credited to the Participant's withholding account on the last day of the Option Period, by (ii) the purchase price per share of the Stock determined under Section 7; provided, that for the first Option Period, in the case of a Participant who elects to pay the exercise price by check rather than through payroll deductions, the quantity described in this subsection (b) shall be the amount (not in excess of 20% of the Participant's Compensation for such Option Period) elected to be paid by check.

Aprisma will reduce, on a substantially proportionate basis, the number of shares of Stock purchasable by each Participant upon exercise of his or her Option for an Option Period in the event that the number of shares then available under the Plan is insufficient. Option grants under this Section 6 shall be automatic and need not be separately documented.

SECTION 7. PURCHASE PRICE
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     The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock on (a) the date of grant of the Option or (b) the date on which the Option is deemed exercised, whichever is less. Fair market value for any day will mean the Closing Price of the Stock for such day; provided, that if such day is not a trading day, fair market value shall mean the Closing Price of the Stock for the next preceding day which is a trading day. The "Closing Price" of the Stock on any trading day will be the last sale price, regular way, with respect to such Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to such Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or, if such Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Stock is listed or admitted to trading; or, if such Stock is not listed or admitted to trading, the last quoted price with respect to such Stock, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market with respect to such Stock, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other similar system then in use; or, if on any such date such Stock is not quoted by any such organization, the average of the closing bid and asked prices with respect to such Stock, as furnished by a professional market maker making a market in such Stock selected by the Board in good faith; or, if no such market maker is available, the fair market value of such Stock as of such day as determined in good faith by the Board.

SECTION 8. EXERCISE OF OPTIONS
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     If any Employee is a Participant in the Plan on the last day of an Option
Period, he or she will be deemed to have exercised the Option granted to him or her for that Period; provided, that in the case of a Participant for the first Option Period who elects to pay the exercise price by check rather than through payroll deductions, the option shall be treated as exercised on the last
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day of the Option Period only upon receipt by the Company (on or prior to the last day of such Option Period) of the exercise price. Upon such exercise, the Company will apply the balance of the Participant's withholding account (or, in the case of a Participant paying by check, the amount of the check) to the purchase of the number of shares of Stock determined under Section 6 and as soon as practicable thereafter will issue and deliver certificates for said shares (or will otherwise evidence the transfer of ownership of said shares) to the Participant and will return to him or her the balance, if any, of his or her withholding account in excess of the total purchase price of the shares so issued.

     Notwithstanding anything herein to the contrary, Aprisma's obligation to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by Aprisma with other applicable legal requirements in effect from time to time.

SECTION 9. INTEREST
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     No interest will be payable on withholding accounts.

SECTION 10. TAXES
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     The Board will make such provision for the withholding of taxes as it deems necessary.

SECTION 11. CANCELLATION AND WITHDRAWAL
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     A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel all (but not less than all) of his or her Options by written notice delivered to the Company. Upon such cancellation, the balance in the Participant's withholding account will be returned to the Participant.

     A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company prior to such date. A Participant who voluntarily terminates his or her payroll deduction authorization prior to the last day of an Option Period will be deemed to have canceled all of his or her Options then outstanding.

     A Participant who makes a hardship withdrawal from a Company savings plan qualifying under Section 401(k) of the Code will be deemed to have terminated his or her payroll deduction authorization as of the date of such hardship withdrawal, will thereby cease to be a Participant as of such date, and will be deemed to have canceled his or her Option. No Employee will be permitted to elect to participate in the Plan for a period of six months following the date of a Section 401(k) plan hardship withdrawal made by such Employee.

SECTION 12. TERMINATION OF EMPLOYMENT
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     Except as otherwise provided in Section 13, upon the termination of a
Participant's employment with the Company for any reason, he or she will cease to be a Participant, any
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Option held by him or her under the Plan will be deemed canceled, the balance of his or her withholding account will be returned, and he or she will have no further rights under the Plan.

SECTION 13. DEATH OF PARTICIPANT
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     A Participant may elect that if death should occur during an Option Period the balance, if any, of the Participant's withholding account at the time of death will be applied at the end of the Period to the exercise of the Participant's Option and the shares thereby purchased under the Option (plus any balance remaining in the Participant's withholding account) will be delivered to the Participant's beneficiary or beneficiaries. If the Participant has more than one beneficiary, the Company will determine the allocation among them and its determination will be final and binding on all persons. Except as otherwise determined by the Board (which may establish a procedure for the designation of beneficiaries under the Plan), a Participant's beneficiary(ies) for purposes of the Plan shall be (a) such person or persons as are treated as the Participant's beneficiary(ies) for purposes of the Company group life insurance plan applicable to the Participant, or (b) in the absence of any beneficiary determined under clause (a) or other designated beneficiary, the Participant's estate.

SECTION 14. EQUAL RIGHTS; PARTICIPANT'S RIGHTS NOT TRANSFERABLE
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     All Participants granted Options under the Plan with respect to any Option
Period will have the same rights and privileges. Each Participant's rights and privileges under any Option granted under the Plan will be exercisable during the Participant's lifetime only by him or her and except as provided at Section 13 above may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section, any Options held by him or her may be terminated by the Company and, upon return to the Participant of the balance of his or her withholding account, all of the Participant's rights under the Plan will terminate.

SECTION 15. EMPLOYMENT RIGHTS
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     Nothing contained in the provisions of the Plan will be construed as giving to any Employee any right of employment or as interfering with the right of the Company to discharge any Employee at any time.

SECTION 16. CHANGE IN CAPITALIZATION
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     In the event of any change in the outstanding Stock of Aprisma by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available under the Plan, the number and type of shares under Options granted but not exercised, the maximum number and type of shares purchasable under an Option, and the Option price will be appropriately adjusted.

SECTION 17. ADMINISTRATION OF PLAN
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     The Plan will be administered by the Board, which will have the right to determine any matters which may arise regarding the interpretation and application of the provisions of the Plan
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and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. References in the Plan to the Board shall include the Board's delegates to the extent of any delegation by the Board to such delegates of administrative responsibilities hereunder.

SECTION 18. AMENDMENT AND TERMINATION OF PLAN
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     Aprisma reserves the right at any time to amend the Plan in any manner it may deem advisable, by vote of the Board; provided, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will have no effect unless approved by the shareholders of Aprisma within twelve months before or after its adoption.

     The Plan may be suspended or terminated at any time by the Board. In connection therewith, the Board may either cancel outstanding Options or continue them and provide that they will be exercisable either at the end of each applicable Option Period as determined under Section 4 above or on such earlier date as the Board may specify (in which case such earlier date shall be treated as the last day of the applicable Option Period).

SECTION 19. APPROVAL OF SHAREHOLDERS
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     The Plan and the exercisability of Options granted hereunder will be subject to the approval of the shareholders of Aprisma obtained within twelve months before or after the date the Plan is adopted by the Board.